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                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                      )      Chapter 11
                                            )
CROWN BOOKS CORPORATION,     )
SUPER CROWN BOOKS CORPORATION,              )      Case No. 98-1575 (RRM)
CROWN BOOKS EAST CORPORATION,               )
CROWN BOOKS WEST CORPORATION,               )
CROWN BOOKS NATIONAL CORPORATION,           )      (Jointly Administered)
and CROWN DHC CORPORATION,                  )
                                            )
                             Debtors.       )


                   ORDER PURSUANT TO SECTIONS 363 AND 105(a) OF THE
                     BANKRUPTCY CODE (a) APPROVING STORE CLOSINGS,
                   (b) AUTHORIZING "GOING-OUT-OF-BUSINESS" SALES AT
                    CERTAIN LOCATIONS, THE SALE OF PROPERTY OF THE
                    ESTATE AND THE SALE OF PROPERTY FREE AND CLEAR
                  OF ALL LIENS AND (c) APPROVING THE AGENCY AGREEMENT

               Upon consideration of the motion dated July 22, 1998 (the "Motion") of Crown Books Corporation, one of the above-captioned debtors and debtors-in-possession ("Crown" or the "Debtor"), for an order, pursuant to sections 363 and 105(a) of title 11 of the United States Code (the "Bankruptcy Code") (i) approving the Debtor's discontinua tion of operations at certain of its retail stores (the "Closing Stores"), (ii) authorizing the Debtor to retain a liquidator to conduct "going-out-of business," "store closing," and/or "total liquidation" sales ("GOB Sales"), including authorization to sell the Merchandise (as defined in the Agency Agreement described below) free and clear of all liens, claims and encumbrances and to be exempted from state and local regulatory laws and provisions in the leases with which the Debtor might otherwise be required to comply, and


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(iii) approving that certain agency agreement annexed hereto as Exhibit A (the
"Agency Agreement") by and between the Debtor, as seller, and a joint venture composed of Schottenstein Bernstein Capital Group, LLC, Gordon Brother Retail Partners and the OZER Group, LLC as agent (the "Agent"), providing for, inter alia, the conduct of the GOB Sales pursuant to the terms and conditions set forth in the agency agreement; and the Court having jurisdiction over this matter pursuant to 28 U.S.C. Section Section 157 and 1334; and this being a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); and notice of the Motion having been provided to (i) the Office of the United States Trustee, (ii) counsel for the Official Committee of Unsecured Creditors, (iii) counsel for Paragon Capital, LLC and Foothill Capital Corporation, each of the Debtor's post-petition lenders (the "Lenders"), (iv) the affected state, county and local governmental authorities, (v) each of the lessors of premises leased by the Debtor in which the GOB Sales will be conducted, and (vi) all other parties who have filed a notice of appearance in this chapter 11 case; and the Court having found as follows:

               A. The closing of the Closing Stores is in the best interests of the Debtor's estate.

               B. The retention of the Agent in connection with the store closings is in the best interests of the Debtor, its estate and its creditors.

               C. The conduct of GOB Sales at the Closing Stores listed on Exhibit A to the Agency Agreement (the "GOB Stores") will provide efficient means for the Debtor to dispose of Merchandise at those stores.

               D. The transactions provided for in the Agency Agreement between the Debtor and the Agent are in the best interests of the Debtor, its estate and its creditors.



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               E. The bidding procedures for the consideration of bids for the transactions provided for in the Agency Agreement were appropriate and reasonable in all respects.

               F. After such competitive bidding, it was determined that the Agent made the highest and best offer, and was selected by the Debtor to serve as the Agent, pursuant to the terms of the Agency Agreement.

               G. The OZER Group, LLC is an affiliate of Paragon Capital, LLC, one of the Debtor's above-described Lenders.

               H. The Agent and the Debtor have acted in good faith within the meaning of section 363(m) of the Bankruptcy Code, and any credit extended to the Debtor or obligations of the Debtor or Agent incurred under the Agency Agreement have been extended, incurred or made, as the case may be, in "good faith" within the meaning of section 364(e) of the Bankruptcy Code.

               NOW, THEREFORE, it is hereby ORDERED as follows:

               1. Pursuant to sections 363 and 105(a) of the Bankruptcy Code the Debtor is hereby authorized to discontinue operations at the Closing Stores.

               2. The Debtor is hereby authorized to enter into and perform all of its obligations under the Agency Agreement, which Agency Agreement was negotiated and entered into in good faith within the meaning of section 363(m) of the Bankruptcy Code and is hereby approved.

               3. The Debtor and/or the Agent shall be entitled to occupy the GOB Stores for the purpose of conducting the GOB Sales through and including November 22, 1998.

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               4. The Agent is hereby authorized to sell the Merchandise and to conduct the GOB Sales at the GOB Stores subject to and in accordance with the provisions of the Agency Agreement, and the Sale Procedures annexed hereto as Exhibit B and take all actions reasonably related thereto or arising in connection therewith, including, without limitation, advertising the Sales as "store closing sales" or "going out of business sales" in media advertisements, and on interior and exterior banners and other signage that Agent deems appropriate, notwithstanding any restrictive provision of any lease or related documents purporting to limit such actions, and section 365(d)(3) of the Bankruptcy Code does not preclude the relief granted in this paragraph.

               5. Except as set forth in this paragraph, this Order shall not authorize the Debtor or the Agent to conduct the GOB Sales at Stores No. 171, 169, 430, 431, 463, 574 and 799 (collectively referred to hereinafter as the "Objecting Stores"), and a hearing to consider the entry of an Order regarding the Objecting Stores will be held in this Court on August 20, 1998 at 3:30 p.m.; provided, however, that the Debtor and the Agent hereby are and shall be authorized to conduct GOB Sales at any of the Objecting Stores, without further Order of the Court, in the event that the objections of a landlord of any Objecting Store are settled, withdrawn or otherwise resolved.

               6. The Agent shall have the right to use the Closing Stores and all furniture, fixtures and equipment in such stores. Pursuant to, and as required by section 365(d)(3) of the Bankruptcy Code, the Agent shall pay post-petition rents and related lease obligations.

               7. Pursuant to section 363(f) of the Bankruptcy Code, the Merchandise to be sold shall be sold and transferred free and clear of all liens, claims,

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rights, interests and encumbrances thereon in accordance with the terms and conditions set forth herein. In consideration thereof, all amounts payable by Agent to the Debtor under the Agency Agreement and including without limitation the "Guaranteed Amount" (as defined in the Agency Agreement), shall be paid to the Lenders in partial satisfaction of the Debtor's obligations under its post-petition financing facility.

               8. Consistent with the terms of the Agency Agreement, the Debtor and/or the Agent shall be and hereby are authorized to transfer Merchandise between and among the GOB Stores.

               9. Effective upon payment by Agent to Debtor of 54% of the Guaranteed Amount (as defined in the Agency Agreement) based upon the agreed upon value of the Merchandise one business day following entry of this Order, as security for obligations of the Debtor to Agent under the Agency Agreement, Agent shall have and is by this Order granted (effective upon the date of this Order and without the necessity of the execution by Agent of security agreements, pledge agreements, financing statements or otherwise) valid and perfected first priority security interests and liens (collectively, the "Liens") on all of the Merchandise, wherever located, and any proceeds, products or profits thereof, to secure the payment of amounts due or that become due and any other obligations of the Debtor to Agent under the Agency Agreement; provided, however, that the Lenders shall retain their liens on the Merchandise until it is sold and such liens shall be subordinate to the Liens of Agent granted hereby.

               10. The provisions of this Order shall be self-executing and each and every federal, state or local agency, department or governmental authority and all news papers and other advertising media and each and every landlord is hereby directed to

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accept this Order as binding authority to consummate the transactions set forth in the Agency Agreement, including, without limitation, the GOB Sales, and no other or further approval, consent, permit, license, record keeping and the like of any such federal, state or local agency, department or governmental authority or landlord under any lease is required to effectuate, consummate and implement the transactions set forth in the Motion and the Agency Agreement, including the GOB Sales.

               11. All parties and persons of every nature and description, including but not limited to landlords, utility companies, governmental agencies, sheriffs, marshals or other public officers, creditors and all those acting for or on their behalf are hereby jointly and severally restrained from
(a) in any way interfering with or otherwise imped ing the conduct of the GOB Sales at the Closing Stores and the maintenance of the inven tory, equipment, furniture and fixtures thereat, (b) instituting any action or proceeding in any court or other administrative body having as its objective the obtaining of an order or judgment which might in any way directly or indirectly obstruct or otherwise interfere with or adversely affect the conduct of GOB Sales and (c) taking any action that interferes with or impedes the Agent's receipt of all sums due to the Agent in accordance with the terms of the Agency Agreement and this Order; provided, however, that nothing in this Order shall prohibit any landlord from seeking relief in this Court to enforce the provisions of its lease.

               12. The Court shall retain jurisdiction over any and all disputes arising under or otherwise relating to the construction, performance and enforcement of the terms and provisions of this Order and the Agency Agreement.

               13. The Agency Agreement is approved and the terms of this Order

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and the Agency Agreement shall be binding upon the Debtor, the Debtor's estate and creditors, and any successors of the Debtor, including any trustee or examiner appointed in this case or any subsequent case of the Debtor under chapter 7 or chapter 11 of the Bankruptcy Code.

               14. The Debtor, the Agent and their respective officers, employees and agents be, and they hereby are, authorized to execute such documents and to do such acts as are necessary or desirable to carry out the GOB Sales and the related actions authorized herein.

               15. The Agent shall not be liable for any claims against the Debtor and the Agent shall have no successor liability other than as provided for in the Agency Agreement.

Dated: Wilmington Delaware
       August 20, 1998



                                            /s/ RODERICK R. MCKELVIE
                                            ---------------------------------
                                            Roderick R. McKelvie
                                            United States District Judge


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